EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        TERREMARK FORTUNE HOUSE #2, LTD.


         The undersigned, pursuant to the provisions of Section 620.108 of the Florida Statutes, hereby certifies and swears in this Certificate of Limited Partnership to the following:

                                ARTICLE I - NAME.

         The name of the limited partnership is:

                  TERREMARK FORTUNE HOUSE #2, LTD. (the "Partnership")

                         ARTICLE II - REGISTERED AGENT.

         The name and address of the Registered Agent for the Partnership is:

                  Ellen M. Leibovitch
                  Adorno & Zeder, P.A.
                  2601 South Bayshore Drive
                  Suite 1600
                  Miami, Florida 33133

                         ARTICLE III - GENERAL PARTNER.

         The name and business address of the General Partner is as follows:

                  Terremark Fortune House #2, Inc., a Florida corporation 2601 South Bayshore Drive
                  Penthouse One
                  Miami, Florida 33133

                          ARTICLE IV - MAILING ADDRESS.

         The principal address and mailing address for the Partnership is as follows:

                  2601 South Bayshore Drive
                  Penthouse One
                  Miami, Florida 33133

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EXHIBIT 3.1

                          ARTICLE V - DISSOLUTION DATE.

         The latest date upon which the Partnership is to dissolve is December 31, 2049

         IN WITNESS WHEREOF, the General Partner has caused this Certificate of Limited Partnership to be executed at Miami, Florida, this 16th day of November, 1999.

                                        TERREMARK FORTUNE HOUSE #2, INC.,
                                        a Florida corporation,
                                        General Partner


                                        By:/s/ Brian K. Goodkind
                                             Brian K. Goodkind, Executive Vice
                                                 President

STATE OF FLORIDA      )
                      )
COUNTY OF MIAMI-DADE  )

         The foregoing Certificate of Limited Partnership of Terremark Fortune House #2, Ltd. was acknowledged before me this 16th day of November, 1999, by Brian K. Goodkind, who is personally known to me and known to me to be the Executive Vice President of Terremark Fortune House #2, Inc., a Florida corporation, the General Partner of Terremark Fortune House #2, Ltd.

                                        /s/ Margaret O'D. Ryder
                                        Print Notary Name: Margaret O'D. Ryder
                                        Notary Public State of Florida
My commission expires:

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EXHIBIT 3.1

                         ACCEPTANCE BY REGISTERED AGENT

         Pursuant to Sections 620.105 and 620.192 of the Florida Statutes, the undersigned accepts appointment as Registered Agent for TERREMARK FORTUNE HOUSE #2, LTD., a Florida limited partnership, and accepts all obligations imposed on it as such under Florida law.

         Executed this ____ day of November, 1999.



                                            ---------------------------------
                                            Ellen M. Leibovitch

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